UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2024

PROCEPT BIOROBOTICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-40797	26-0199180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
150 Baytech Drive
San Jose, California 95134
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (650) 232-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	PRCT	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Director
On April 18, Mr. Colby Wood notified the board of directors (the "Board") of PROCEPT BioRobotics Corporation (the "Company") that he intends to resign as a member of the Board and as a member of the Audit Committee of the Board, effective at the conclusion of the Board meeting on April 18, 2024. Mr. Wood’s decision to resign from the Board was not the result of any disagreement with the Company, the Board, management, or any matter relating to the Company’s operations, policies or practices.
Appointment of Director

On April 18, 2024, the Board appointed Mr. Larry Wood as a new member of the Board and as a member of the Audit Committee of the Board, with such appointment effective April 18, 2024.

Mr. Larry Wood fills the vacancy created by the resignation of Mr. Colby Wood and his term of office as a Class I director will expire at the Company’s 2025 annual meeting of stockholders and until his successor has been elected and qualified or his earlier death, resignation or removal. The Board has determined that Mr. Larry Wood is an “independent director” as defined under the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and the listing requirements and rules of the Nasdaq stock market, and qualified to serve on the Audit Committee of the Board.

Mr. Larry Wood has served since February 2007, as Corporate Vice President, Transcatheter Heart Valves, and since 2023, as Group President for Surgical Structural Heart, at Edwards Lifesciences, a global leader in patient-focused medical innovations for structural heart disease and critical care and surgical monitoring. He has more than 35 years of experience in the medical technology industry at both Edwards Lifesciences and Baxter Healthcare Corporation in positions including manufacturing management, regulatory affairs and strategic and clinical marketing, primarily for the surgical heart valve therapy business. He received his M.B.A. from Pepperdine Graziadio Business School.

Mr. Larry Wood will be compensated in a manner consistent with the Company’s other non-employee directors, as described under the heading “Non-Employee Director Compensation” in the Company’s definitive proxy statement filed with the SEC on April 26, 2023 and in accordance with the Non-Employee Director Compensation Program. Mr. Larry Wood will also enter into the Company’s standard director and officer indemnification and advancement agreement, the form of which was filed by the Company as Exhibit 10.5 to the Amendment to Company’s registration statement on Form S-1/A (File No. 333-258898), filed with the SEC on September 8, 2021. There are no arrangements or understandings between Mr. Larry Wood and any other persons pursuant to which he was appointed as a director. Furthermore, there are no transactions in which Mr. Larry Wood has an interest that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROCEPT BIOROBOTICS CORPORATION

Date: April 19, 2024	By:	/s/ Alaleh Nouri
Alaleh Nouri
Chief Legal Officer and Secretary